FONAR

NEWS
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR REPORTS FIRST QUARTER FINANCIAL RESULTS;

FIFTH STRAIGHT QUARTER OF NET INCOME EXCEEDING $1.5 MILLION

MELVILLE, NEW YORK, November 15, 2012 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its first quarter financial results of fiscal 2013. In addition to profitability being greater than $1.5 million for five straight quarters, the Company has had eleven straight quarters of income from operations. FONAR’s business is based upon utilization of its UPRIGHT® Multi-Position™ MRI, also called the STAND-UP® MRI.

Statement of Operations Items

•	The Company reports income from operations rose 7% to $1.9 million for the first fiscal 2013 quarter ended September 30, 2012 as compared to $1.8 million for the fiscal quarter ended September 30, 2011.
•	Net income for the quarter ended September 30, 2012 was $1.8 million. This was approximately the same net income for the corresponding quarter one year earlier which ended September 30, 2011.
•	The basic net income per common share available to common stockholders, for the quarter ended September 30, 2012, was $0.23, as compared to $0.25 for the quarter ended September 30, 2011.
•	The diluted net income per common share available to common stockholders, for the quarter ended September 30, 2012, was $0.22, as compared to $0.24 for the quarter ended September 30, 2011.
•	Total revenues were $9.5 million for the quarter ended September 30, 2012, as compared to $9.6 million for the quarter which ended one year earlier on September 30, 2011. While revenues did decrease 1%, total costs related to revenues decreased 7% to $4.9 million for the quarter ended September 30, 2012 as compared to $5.3 million for the corresponding quarter one year earlier.
•	Revenues from the management and other fees segment, (HMCA management of the eleven FONAR UPRIGHT® Multi-Position™ MRI diagnostic imaging centers segment), increased 17% to $5.7 million for the fiscal quarter ended September 30, 2012, as compared to $4.9 million for the fiscal quarter ended September 30, 2011. Total costs related to these revenues were $3.0 million in both fiscal quarters which ended September 30, 2012 and 2011.
•	Revenues from the manufacturing and service segments for the FONAR UPRIGHT® Multi-Position™ MRI decreased 20% to $3.8 million for the fiscal quarter ended September 30, 2012, as compared to $4.7 million for the fiscal quarter ended September 30, 2011. Total costs related to these revenues were $1.9 million for the fiscal quarter ended September 30, 2012 and $2.3 million for the fiscal quarter ended September 30, 2011.

FONAR	Page 2 of 8

•	Research & development (R&D) and selling, general & administrative costs (S,G&A), was $2.5 million for the quarter ended September 30, 2012 as compared to $2.4 million for the quarter ended September 30, 2011.

Balance Sheet Items

•	As of September 30, 2012 total current assets were $27.9 million, total assets were $35.5 million, total current liabilities were $21.5 million, and total long-term liabilities were $1.4 million.
•	As of September 30, 2012, total cash and cash equivalents were $12.9 million.
•	As of September 30, 2012, the total stockholder’s equity was $12.6 million.

See the accompanying tables for more details.

Management Discussion

Raymond V. Damadian, M.D., president and chairman of FONAR said, “It is remarkable that we have had five straight quarters of net income and income from operations greater than $1.5 million and eleven straight quarters of income from operations. This is a result of the corporate strategy we undertook as a result of the 2008 banking calamity. At that time we began focusing on the management of the FONAR STAND-UP® MRI (a.k.a. UPRIGHT® Multi-Position™ MRI) center business and that has been exceptionally successful. We do, however, continue to emphasize the selling and servicing of the UPRIGHT® Multi-Position™ MRI.”

“The eleven UPRIGHT® Multi-Position™ MRI centers that we manage continue to be strong,” said Dr. Damadian. “They continue to add scan volume. In fact, for the three months ended September 30, 2012, the number of scans was 11,435. This was a 10% increase over the same period one year earlier.”

“The impressive capabilities of the FONAR UPRIGHT® Multi-Position™ MRI are certainly among the main reasons for the continued success of the Company,” said Dr. Damadian. “There are some important advantages that this scanner has over all other MRI scanners. Most important is the diagnosis of spine pathology. Because we can image the spine while under its normal load, our scanner will see the spine in its loaded position and be able to see the whole picture. If a physician wants to facilitate the optimum outcome for his patient then he needs to see the whole picture!”

“Patients love this scanner,” remarked Dr. Damadian. “It is the world’s only MRI scanner that is nearly perfect for patient comfort. There is nothing in front of the patient but a large screen TV. Patients who can not tolerate the tube or so-called ‘open’ MRI will have no problems with the FONAR UPRIGHT® Multi-Position™ MRI.”

FONAR	Page 3 of 8

“FONAR's UPRIGHT® MRI technology has opened a new frontier in medical imaging,” said Dr. Damadian. “It is the power to make MRI motion pictures (cinés) of the cerebrospinal fluid (CSF) in the spinal canal as it flows into and out of the brain of the patient while Upright. These ciné MRIs of CSF flow in and out of the brain while the patient is Upright, are uniquely sensitive to the visualization of any impairments of CSF flow. This often leads to a better understanding of the problems with the cervical anatomy that might be contributing to the patient’s symptoms.”

“An example of the severe need of FONAR's unique UPRIGHT® Multi-Position™ MRI technology is FONAR's recent discovery of the potential adverse consequences of cervical spine malalignments. Such cervical spine degenerations or vertebral malalignments can obstruct the flow of cerebrospinal fluid (CSF), which in turn can generate increases of intracranial pressure (ICP) and CSF ‘leakages’ into the surrounding brain parenchyma. It has been proposed that CSF ‘leakages’, such as those shown to be joining the MS lesions in the MRI images of the MS patients studied, could be etiologic in the generation of multiple sclerosis (Damadian R.V., Chu D., ‘The Possible Role of Cranio-Cervical Trauma and Abnormal CSF Hydrodynamics in the Genesis of Multiple Sclerosis’, Physiol. Chem. Phys. & Med. NMR, September 20, 2011, 41:1-17). The report showed that the cervical anatomic abnormalities seen in these MS patients and the resulting CSF flow obstructions were significantly more severe with the patient in the vertical position (Table 2A, col. 10 & 11, Physiol. Chem. Phys. & Med. NMR, September 20, 2011 41:1-17) than with the patient in the recumbent position. Consequently, it is critical that any assessment of CSF flow impairment in the brain or spinal column must be assessed with the patient in the vertical position in order to determine the full extent of the CSF flow impairment, the extent of treatment needed and, most importantly, to achieve an accurate assessment post-treatment of the degree to which satisfactory CSF flow has been successfully restored. Accordingly,” said Dr. Damadian, “we believe there now exists a genuine hope that if an MS patient can have their vertical position CSF flow and intracranial pressures (ICP) monitored and restored to normal, then there is also the prospect that the symptoms of this MS patient can be restored to normal.”

Significant Highlights in the First Fiscal Quarter of 2013

During the three months ended September 30, 2012, the Company installed three of its FONAR UPRIGHT® Multi-Position™ MRIs. In July, Parkway Upright MRI began operating in Hagerstown, Maryland (www.parkwaymri.com (web site under construction)). They are associated with Parkway Neuroscience and Spine Institute, LLC, Hagerstown, MD (www.pnsi.org). The group purchased the scanner because they wanted the best diagnostic device available to allow them to be a “Center of Excellence for the Spine.”

In August, Oklahoma Upright MRI, Oklahoma City (www.okuprightmri.com) began operations. Their stated goal is: “To provide high-resolution diagnostic images and the advantage of weight-bearing and positional imaging in the most comfortable setting possible. The advanced design of the FONAR UPRIGHT® Multi-Position™ MRI allows patients to be scanned in the positions they experience their problems - sitting, standing, bending, leaning, as well as lying down. All other MRIs can only scan patients while they're lying down.”

In September, FONAR installed a third scanner in Bakersfield, California at Bakersfield UPRIGHT MRI (www.bakuprightmri.com). At the time of the purchase, Hoorman M. Melamed, MD, FAOOS, a board certified orthopaedic spine surgeon, and a principal at the Bakersfield UPRIGHT MRI Center, said, “Selection of the FONAR UPRIGHT® Multi-Position™ MRI for our group was a very careful and deliberate decision. We recognize that the UPRIGHT® MRI offers capabilities beyond that of a recumbent-only MRI. The UPRIGHT® MRI allows for scanning patients weight-bearing and the dynamic positions of flexion and extension. This allows us to see and evaluate the spine under load of a patient’s pathology thus enabling us to avoid underestimating a patient’s pathology and therefore obtaining a better diagnosis.”

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, is an AMERICAN COMPANY that was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and over 150 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down only. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

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UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED)

ASSETS

	September 30, 2012 (UNAUDITED)	June 30, 2012
Current Assets:
Cash and cash equivalents	$12,905	$12,032
Accounts receivable – net	4,910	5,095
Accounts receivable - related party	90	—
Management and other fees receivable - net	4,282	3,782
Management and other fees receivable – related medical practices - net	1,709	1,311
Costs and estimated earnings in excess of billings on uncompleted contracts	1,159	1,129
Inventories	2,517	2,195
Current portion of notes receivable - net	117	116
Prepaid expenses and other current assets	202	206
Total Current Assets	27,891	25,866
Property and equipment – net	3,123	3,173
Notes receivable	242	276
Other intangible assets – net	3,716	3,835
Other assets	490	465
Total Assets	$35,462	$33,615

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2012 (UNAUDITED)	June 30, 2012
Current Liabilities:
Current portion of long-term debt and capital leases	1,658	1,854
Accounts payable	2,212	2,077
Other current liabilities	8,001	7,693
Unearned revenue on service contracts	5,620	5,475
Unearned revenue on service contracts – related party	82	—
Customer advances	3,898	3,881
Income tax payable	25	100
Total Current Liabilities	21,496	21,080
Long-Term Liabilities:
Accounts payable, non current	25	47
Due to related medical practices	231	229
Long-term debt and capital leases, less current portion	706	777
Other liabilities	390	401
Total Long-Term Liabilities	1,352	1,454
Total Liabilities	22,848	22,534

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000’s OMITTED, except per share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY(Continued)

STOCKHOLDERS' EQUITY:	September 30 2012 (UNAUDITED)	June 30, 2012
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at September 30, 2012 and June 30, 2012, 313,438 issued and outstanding at September 30, 2012 and June 30, 2012	—	—
Preferred stock $.001 par value; 567,000 shares authorized at September 30, 2012 and June 30, 2012, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500,000 shares authorized at September 30, 2012 and June 30, 2012, 5,912,905 issued at September 30, 2012 and June 30, 2012; 5,901,262 outstanding at September 30, 2012 and June 30, 2012	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227,000 shares authorized at September 30, 2012 and June 30, 2012; 158 issued and outstanding at September 30, 2012 and June 30, 2012	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567,000 shares authorized at September 30, 2012 and June 30, 2012, 382,513 issued and outstanding at September 30, 2012 and June 30, 2012	—	—
Paid-in capital in excess of par value	174,084	174,084
Accumulated other comprehensive loss	(19)	(20)
Accumulated deficit	(166,882)	(168,334)
Notes receivable from employee stockholders	(69)	(71)
Treasury stock, at cost - 11,643 shares of common stock at September 30, 2012 and June 30, 2012	(675)	(675)
Non controlling interests	6,174	6,096
Total Stockholders' Equity	12,614	11,081
Total Liabilities and Stockholders' Equity	$35,462	$33,615

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000'S OMITTED, except per share data

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2012	2011
REVENUES
Product sales – net	$1,041	$1,776
Service and repair fees – net	2,709	2,905
Service and repair fees - related parties - net	27	27
Management and other fees – net	3,769	3,329
Management and other fees - related medical practices – net	1,965	1,571
Total Revenues – Net	9,511	9,608
COSTS AND EXPENSES
Costs related to product sales	1,056	1,475
Costs related to service and repair fees	865	813
Costs related to service and repair fees - related parties	9	8
Costs related to management and other fees	2,171	2,185
Costs related to management and other fees – related medical practices	817	819
Research and development	330	329
Selling, general and administrative	2,212	2,043
Provision for bad debts	175	175
Total Costs and Expenses	7,635	7,847
Income From Operations	1,876	1,761
Interest Expense	(76)	(107)
Investment Income	59	62
Other (Expense) Income	(9)	56
Income Before Provision for Income Taxes and Non Controlling Interests	1,850	1,772
Provision for Income Taxes	72	—
Net Income	1,778	1,772
Net Income - Non Controlling Interests	(326)	(259)
Net Income - Controlling Interests	$1,452	$1,513
Net Income Available to Common Stockholders	$1,355	$1,409
Net Income Available to Class A Non-Voting Preferred Stockholders	$72	$78
Net Income Available to Class C Common Stockholders	$25	$27
Basic Net Income Per Common Share Available to Common Stockholders	$0.23	$0.25
Diluted Net Income Per Common Share Available to Common Stockholders	$0.22	$0.24
Basic and Diluted Income Per Share - Common C	$0.06	$0.07
Weighted Average Basic Shares Outstanding	5,901,262	5,668,762
Weighted Average Diluted Shares Outstanding	6,028,766	5,796,266
Weighted Average Basic Shares Outstanding – Class C Common	382,513	382,513
Weighted Average Diluted Shares Outstanding – Class C Common	382,513	382,513